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                                                                   Exhibit 10.46

                            FIRST AMENDMENT OF LEASE
                            ------------------------

This First Amendment of Lease is entered into by and between TDC Dallas Partners No. 2, Ltd., (hereinafter referred to as "Landlord") and Monitronics International, Inc. referred to as "Tenant").

WHEREAS, Monitronics International, Inc, is the rightful Owner of Tenant's interest in that certain Commercial Lease Agreement dated December 4, 1991, (the "Lease"), by and between TDC Dallas Partners No. 2, Ltd (as Landlord) and My Alarm, Inc., (Original Tenant) pursuant to that certain Assignment, Assumption and Consent Agreement dated October 21, 1994.

WHEREAS, Landlord and Original Tenant entered into that certain Lease dated December 4, 1991 (the "Lease") pursuant to which Landlord leased to Original Tenant approximately 8,037 square feet of premises located at 12801 Stemmons Freeway, Suite 821, Farmers Branch, Texas (the "Leased Premises").

WHEREAS, Landlord and Tenant desire to extend the term of the Lease.

Now, therefore, in consideration of the mutual covenants herein contained and $10.00 and other good and valuable consideration, it is covenanted and agreed between the parties that the Lease be modified and amended as follows:

1. The Termination Date of the Lease shall be extended by eighty four (84) months to February 29, 2004.

2.   Base Rental as defined in paragraph 5 of the Lease shall be as follows:

          March l, 1997    -   October 31, 1997    @   $2,512.00 per month
          November l, 1997 -   February 29, 2000   @   $5,024.00 per month
          March 1, 2000    -   February 28, 2002   @   $5,358.00 per month
          March 1, 2002    -   February 29, 2004   @   $6,028.00 per month

3. Paragraph 4(c) of the Lease is hereby deleted in its entirety and is replaced with the following: Leasehold Improvements: Beginning upon full lease execution and provided Tenant is not in default of any term, condition or covenant in the Lease, Landlord will provide a twenty thousand and no/100 dollar ($20,000.00) construction allowance for interior modifications to the Tenant's Leased Premises. Such construction allowance will be based on floor plans approved in writing by Landlord and Tenant. Tenant will provide Landlord receipts (including receipts from the last twelve months on leasehold improvement items) for the twenty thousand dollars no later than June 1, 1997, all at one time, along with full lien waiver releases from each contractor on the job, and Landlord will reimburse Tenant in one (1) lump sum payment within thirty (30) days upon receipt of same.

     In addition to the interior construction allowance, Landlord will commit to spending:

          (i) Up to $1,500.00 on exterior parking lot flood lights aimed towards Tenant's front area (flood lights to be installed as soon as possible, but no later than April 15, 1997).

          (ii) Up to $2,500.00 in landscaping Tenant's front areas (landscaping to be completed by May 15, 1997).

     Landlord also agrees to assign six (6) parking spaces to Monitronics, as close as reasonably possible to Tenant's front area.

4. The "Right of First Refusal To Lease Additional Space" provision, also known as Exhibit "F" in the Lease, shall be reinstated through February 28, 2002.

5.   Renewal Option:

     Provided that at the end of the primary renewal term of this Lease, Tenant not being in default of any term, condition or covenant contained in this Lease, Tenant (but not assignee or sublessee) shall have the right and option to renew this Lease by written notice delivered to Landlord no later than one hundred eighty (180) days prior to the expiration of the primary term, for the additional term of sixty (60) months, under the same terms, conditions and covenants contained herein except:

     (i) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

     (ii) The Base Rental for the Renewal term shall be equal to ninety five percent (95%) of the prevailing rental rates for properties of equivalent quality, size, utility and location.

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6.   Option Space:

     Option 1 Tenant shall have the option to expand into the approximately 1,936 square feet of contiguous space to the North (also known as suite 825) on February 1, 1998 under the following terms and conditions:

               (i) Tenant must notify Landlord in writing no later than 1:00 pm C.S.T. on August 1, 1997 of its intent to lease suite 825, (failure to notify Landlord by this time, will result in Tenant forfeiting its option rights to suite 825).

               (ii) Landlord shall provide five thousand, eight hundred and eight and no/100 dollars ($5,808.00) remodeling allowance. Tenant shall submit a one time invoice no later than April 1, 1998, totaling this amount along with full lien waiver releases from each contractor on the job. Landlord will reimburse withing thirty (30) days of receipt of Tenants invoice/release documents, provided Tenant is not in default of any term, condition or covenant in the Lease.

               (iii) Base Rental shall be at the same rate per square foot, and on the same time period schedule as stated above in paragraph 2.

               (iv) Tenant shall hold Landlord harmless from any claim, in the event that the current occupant of Suite 825 holds over without permission from Landlord.

     Option 2 Tenant shall have the option to expand into the approximately 4,550 square feet of contiguous space to the east (also known as Suite 815) on or before September 1, 1997, provided such space is vacant, and no lease obligation exists, under the following terms and conditions.

               (i) Tenant understands that Suite 815 is currently encumbered by a lease through March 30, 1999, and therefore Landlord may not be able to make the space available to Tenant.

               (ii) Landlord will notify Tenant with an executable lease
                    document form (Option Amendment Form) that Suite 815 is available for occupancy. Tenant shall have five (5) business days to sign the Option Amendment Form. Failure by Tenant to sign the Option Amendment Form shall result in Tenant's forfeiture of its option rights to Suite 815.

               (iii) Base Rent shall be at the same rate per square foot and on the same time period schedule as stated above in Paragraph 2 except that the Base Rent payments shall be at half rent for the first twelve (12) months (as they relate to Suite 815), from the time Landlord notifies Tenant that Suite 815 is vacant and ready for occupancy.

7. Termination Provision: Provided that Tenant is not in default of any term, condition or covenant in the Lease, Tenant (but not any assignee or subtenant) shall have the option to terminate this Lease on February 28, 2002 subject to the following terms and conditions:

               (i) Tenant must notify Landlord in writing by registered mail, return receipt requested on or before 5:00 pm, C.S.T., August 31, 2001 informing Landlord of Tenant's intent to exercise its option to terminate.

               (ii) The penalty for this early termination is $21,979.00 for the original 8,037 square feet (Suite 821) due and payable along with the written notice referred to in 7(i) above. If Tenant exercises Option 1 referred to above in paragraph 6 (1,936 sf of expansion to the north, also known as Suite 825), the early termination penalty is an additional $4,261.00 due and payable along with the written notice referred to in 7(i) above. If Tenant exercises Option 2 as referred to above in paragraph 6 (4,550 sf expansion to the east, also known as Suite 815), then the early termination penalty is an additional $10,646.00 due and payable with the written notice referred to in 7(i) above.

               (iii) This termination option expires at 5:01 p.m. C.S.T. on
                    August 31, 2001.

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8.   In the event of conflict between this First Amendment of Lease and the
     Lease, the terms of this First Amendment of Lease shall prevail.

9. Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Lease as of the date last stated below.

LANDLORD:                                  TENANT:

TDC Dallas Partners No. 2, Ltd.            Monitronics International, Inc.


By: /s/ Mark M. Anderson                   By: /s/ James R. Hull
    ----------------------------------         ---------------------------------
        Mark M. Anderson                           James R. Hull
Its: Vice President                        Its: C.E.O. & President
     TOLD Corporation
     General Partner

Date: 2/17/97                              Date: 2/12/97